                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                               745 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
          (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                              NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED:      EACH CLASS IS TO BE REGISTERED:
----------------------------------------      -------------------------------

Medium-Term Notes, Series G, 0.25% Notes      The American Stock Exchange LLC
Due December 6, 2011, Performance Linked
to a Basket of Two Healthcare Stocks

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                                    333-60474

Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      NONE

Item 1. Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference (i) the information set forth on the cover page and the description set forth under the caption "The Basket" on pages PS-3 to PS-5 of the Pricing Supplement dated November 29, 2004, (ii) the descriptions set forth under the captions "Description of the Notes" and "Index
Information," on pages SS-12 to SS-22 of the accompanying Prospectus Supplement dated August 20, 2003, and (iii) the description set forth under the caption
"Description of Debt Securities," on pages 8 to 16 of the accompanying
Prospectus dated June 14, 2001, each as filed with the Securities and Exchange
Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities
Act of 1933.

Item 2. Exhibits.

The securities described herein are to be registered pursuant to Section 12(b)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on an exchange on which other securities of the Registrant are currently registered.
In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01      Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit
          4(a) to Post-Effective Amendment No. 1 to Registration Statement No.
          33-16141, filed with the Commission on November 16, 1987)

1.02      Indenture dated as of September 1, 1987 between the Registrant and
          Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to
          Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration
          Statement No. 33-16141, filed with the Commission on November 16,
          1987)

1.03      Supplemental Indenture dated as of November 25, 1987 between the
          Registrant and Citibank (incorporated by reference to Exhibit 4(m) to
          Registration Statement No. 33-25797, filed with the Commission on
          November 25, 1988)

1.04      Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e)
          to Registration Statement No. 33-49062, filed with the Commission on
          June 30, 1992)

1.05      Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f)
          to Registration Statement No. 33-46146, filed with the Commission on
          March 10, 1992)

1.06      Fourth Supplemental Indenture dated as of October 4, 1993 between the
          Registrant and Citibank (incorporated by reference to Exhibit 4(f) to
          Form 8-A, filed with the Commission on October 7, 1993)

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1.07      Fifth Supplemental Indenture dated as of October 1, 1995 between the
          Registrant and Citibank (incorporated by reference to Exhibit 4(h) to
          Registration Statement No. 33-62085, filed with the Commission on
          August 24, 1995)

1.08      Sixth Supplemental Indenture dated as of June 26, 1997 between the
          Registrant and Citibank (incorporated by reference to Exhibit 4(h) to
          Registration Statement No. 33-38227, filed with the Commission on
          October 17, 1997)

1.09      Calculation Agency Agreement, dated as of August 27, 2003, between the
          Registrant and Lehman Brothers Inc., as calculation agent, relating to the Registrant's Medium Term Notes, Series G, Performance Linked to
          the Value of a Common Stock, a Stock Index, a Basket of Common Stocks
          or a Basket of Stock Indices (filed herewith)

1.10      Global Security representing the Registrant's Medium-Term Notes,
          Series G, 0.25% Notes Due December 6, 2011, Performance Linked to a
          Basket of Two Healthcare Stocks (filed herewith)

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant
has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           LEHMAN BROTHERS HOLDINGS INC.

                                           By:    /s/ James J. Killerlane III
                                               ------------------------------
                                                    James J. Killerlane III
                                                    Vice President

Date: December 2, 2004

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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.      Exhibit
-----------      -------

1.09             Calculation Agency Agreement, dated as of August 27, 2003, between the Registrant and Lehman Brothers Inc., as calculation agent, relating to the Registrant's Medium Term Notes, Series
                 G, Performance Linked to the Value of a Common Stock, a Stock
                 Index, a Basket of Common Stocks or a Basket of Stock Indices

1.10             Global Security representing the Registrant's Medium-Term
                 Notes, Series G, 0.25% Notes Due December 6, 2011, Performance
                 Linked to a Basket of Two Healthcare Stocks

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